10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Core Bond Fund
Cingular Wireless LLC

   12/6/01
Cost:

   $9,963,800

%of Offering Purchase

    2.00%
Broker:
Lehman Brothers
Underwriting Synicate Members:
Lehman Brothers
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Banc of America Secs LLC
First Union Securities, Inc.


Fund

Select High Yield Bond Fund
Interface Inc.
   1/11/02
Cost:

     $250,000

%of Offering Purchase

   0.143%
Broker:
Salomon Smith Barney Inc.
Underwriting Synicate Members:
Salomon Smith Barney Inc.
First Union Securities, Inc.
Sun Trust Capital Markets, Inc.
Fleet Securities, Inc.


Fund

Select High Yield Bond Fund
Mail-Well Corp

   3/8/02
Cost:

   $1,000,000

%of Offering Purchase

   0.286%
Broker:
Credit Suisse First Boston Corp.
Underwriting Synicate Members:
Credit Suisse First Boston Corp.
UBS Warburg
Banc of America Securities LLC
U.S. Bancorp Piper Jaffray
Wachovia Securities, Inc.